UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    July 15, 2009

POKERTEK, INC.

(Exact Name of Registrant as Specified in Its Charter)

North Carolina	000-51572	61-1455265
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1150 Crews Road, Suite F Matthews, North Carolina	28105
(Address of Principal Executive Offices)	(Zip Code)

(704) 849-0860

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by PokerTek, Inc., a North Carolina corporation (the “Registrant”), in connection with the item set forth below.

Item 1.01   Entry into Material Definitive Agreements.

Registrant’s Board Member Agreements.

On July 15, 2009, the Registrant entered into Board Member Agreements effective as of July 1, 2009 (the “Board Member Agreements”) with Lyle A. Berman, Gehrig H. White, Joseph J. Lahti and Arthur L. Lomax, pursuant to which, for their service on the Board, each named director will receive annual compensation of $48,000, payable in quarterly installments of $12,000 per quarter. At the director’s election, such fees shall be payable either in cash or in shares of the Registrant’s common stock.  After an election is made the director can change his election upon 30 days prior written notice, and the new payment election shall be effective for the next payment date after the notice was given.  In the event that such fees are paid in the form of common stock, the number of shares issued will be determined by dividing $12,000 by the average closing price on the NASDAQ Capital Market of the Registrant’s common stock for the 10 business days preceding the end of the quarterly period;  provided, however, that if such average price per share calculation is less than the closing bid price on the effective date of the Board Member Agreement, such closing bid price on the effective date shall be used.  The calculation of the average price per share was structured to comply with NASDAQ’s equity compensation rules which limit stock issuances to insiders at less than fair market value.

The material terms of the Board Member Agreements are the same for each named director, with the exception that (a) Mr. White will no longer be an at-will employee of the Registrant effective July 31, 2009, and will be entitled to a severance fee of $100,000 paid over a 12 month period in consideration of his services as a founder and employee of the Registrant, in addition to reimbursement of COBRA premiums; (b) Mr. Lahti will be entitled to annual compensation of $60,000, payable in quarterly installments of $15,000 per quarter, for his service as Chair of the Executive Leadership Committee, such fees to be payable in shares of the Registrant’s common stock, and the number of shares issued will be determined by dividing $15,000 by the average closing price on the NASDAQ’s Capital Market of the Registrant’s common stock for the 10 business days preceding the end of the quarterly period; provided however, that if such average price per share calculation is less than the closing bid price on the effective date of the Board Member Agreement, such closing bid price on the effective date shall be used; and (c) Mr. Berman is entitled to have an ownership stake for strictly investment purposes, of less than 5% of the capital stock, of any entity which engages in Competing Activities (as defined), including Lakes Entertainment, Inc., WPT Enterprises, Inc., or Sklansky Games, LLC.

The Registrant anticipates filing copies of the Board Member Agreements with its next Quarterly Report on Form 10-Q pursuant to Item 601 of Regulation S-K.

Indemnification Agreements.

On July 14 and 15, 2009, the Registrant entered into Indemnification Agreements with Joseph J. Lahti, Director, Arthur Lee Lomax, Director, James T. Crawford, III, President and Director, Gehrig H. White, Director, and Mark D. Roberson, Acting Chief Executive Officer and Chief Financial Officer, which provide for (i) indemnification against their personal liability to the fullest extent permitted by law and (ii) advancement of related expenses to them, including attorneys’ fees, judgments, fines and settlement amounts incurred by them in any action or proceeding.  The Indemnification Agreements have identical terms, and copies of them will be filed with the next Quarterly Report on Form 10-Q pursuant to Item 601 of Regulation S-K.

Employment Agreements with the Acting CEO, CFO and Treasurer, and the President and Secretary

The Registrant has entered into an employment agreement, dated July 16, 2009, with Mark D. Roberson, its Acting Chief Executive Officer, Chief Financial Officer and Treasurer.  The Agreement has a term of two years.

Pursuant to this agreement, Mr. Roberson is entitled to receive a base salary of $160,000 per year, subject to our right to reduce Mr. Roberson’s salary in connection with a reduction of all of our employees’ salaries.  Mr. Roberson’s salary, however, may not be reduced by more than 20% in any single reduction or a series of reductions, may not be reduced for a period greater than six months, and any severance payments payable to Mr. Roberson will be based on his original base salary before any such reduction.

In connection with the execution of this employment agreement, Mr. Roberson will receive a grant of an option to purchase 137,500 shares of our common stock.  If Mr. Roberson’s employment is terminated by us for any reason except cause (as defined in the employment agreement) and he executes a general release with language acceptable to us on or before the effective date of termination, including within one year of a change of control, all stock options granted to him through the date of termination will vest immediately and he will have one year from the date of termination to exercise those options. In the event Mr. Roberson is not appointed Chief Executive Officer by May 29, 2010 (12 months from his appointment as Acting Chief Executive Officer), stock options granted to Mr. Roberson will vest immediately. Mr. Roberson is also entitled to receive standard benefits generally available to other senior officers.

In the event we terminate Mr. Roberson’s employment without cause (as defined in the employment agreement) or if Mr. Roberson terminates his employment for good reason (as defined in the employment agreement, which includes relocation to a Company office more than 75 miles from Charlotte, North Carolina without his consent or a material change in his assigned duties), and upon execution of a general release, Mr. Roberson is entitled to severance in the form of continuation of his base salary for twelve months. In addition, if Mr. Roberson terminates his employment for good reason, he will be entitled to additional severance in the form of reimbursement of any COBRA payments during the twelve-month period.  If Mr. Roberson is terminated for cause or if he voluntarily terminates his employment with us for any reason other than good reason (as defined in the employment agreement), he would not receive severance pay or any such other compensation.

In the event we terminate Mr. Roberson’s employment within one year following a change of control, he is entitled to severance in the form of continuation of his base salary and benefits for twelve months.

We have also entered into a proprietary information and inventions agreement with Mr. Roberson that, among other things, (i) provides that Mr. Roberson will not disclose our proprietary information to any third party during his employment with us and thereafter, and (ii) requires that Mr. Roberson assign to us his right, title and interest to any and all inventions made or conceived during his employment with us.  For a period of six months after termination of his employment, Mr. Roberson also would be required to inform us of all inventions made or conceived by him and, for a period of one year after termination of his employment, he would be required to inform us of all patent applications filed by him or on his behalf. In addition, for a period of one year after the termination of his employment with us he will not:

•	provide services to any of our competitors within the continental United States similar to those provided to us during his employment with us;

•
solicit or attempt to solicit any of our employees, independent contractors or consultants to terminate his or her relationship with us in order to become an employee, independent contractor or consultant of another entity; or

•	solicit or attempt to solicit any of our customers with whom Mr. Roberson had contact as a result of his employment with us.

The Registrant entered into an employment agreement, dated July 16, 2009 with James T. Crawford III, its President and Secretary.  The agreement has a term of two years.

Pursuant to this agreement, Mr. Crawford is entitled to receive a base salary of $160,000 per year, subject to our right to reduce Mr. Crawford’s salary in connection with a reduction of all of our employees’ salaries.  Mr. Crawford’s salary, however, may not be reduced by more than 20% in any single reduction or a series of reductions, may not be reduced for a period greater than six months, and any severance payments payable to Mr. Crawford will be based on his original base salary before any such reduction.

In connection with the execution of this employment agreement, Mr. Crawford will receive a grant of an option to purchase 137,500 shares of our common stock.  If Mr. Crawford’s employment is terminated by us for any reason except cause (as defined in the employment agreement) and he executes a general release with language acceptable to us on or before the effective date of termination, including within one year of a change of control, all stock options granted to him through the date of termination will vest immediately and he will have one year from the date of termination to exercise those options.  Mr. Crawford is also entitled to receive standard benefits generally available to other senior officers.

In the event we terminate Mr. Crawford’s employment without cause (as defined in the employment agreement) or if Mr. Crawford terminates his employment for good reason (as defined in the employment agreement, which includes relocation to a Company office more than 75 miles from Charlotte, North Carolina without his consent or a material change in his assigned duties), and upon execution of a general release, Mr. Crawford is entitled to severance in the form of continuation of his base salary for twelve months. In addition, if Mr. Crawford terminates his employment for good reason, he will be entitled to additional severance in the form of reimbursement of any COBRA payments during the twelve-month period.  If Mr. Crawford is terminated for cause or if he voluntarily terminates his employment with us for any reason other than good reason (as defined in the employment agreement), he would not receive severance pay or any such other compensation.

In the event we terminate Mr. Crawford’s employment within one year following a change of control, he is entitled to severance in the form of continuation of his base salary and benefits for twelve months.

We have also entered into a proprietary information and inventions agreement with Mr. Crawford that, among other things, (i) provides that Mr. Crawford will not disclose our proprietary information to any third party during his employment with us and thereafter, and (ii) requires that Mr. Crawford assign to us his right, title and interest to any and all inventions made or conceived during his employment with us.  For a period of six months after termination of his employment, Mr. Crawford also would be required to inform us of all inventions made or conceived by him and, for a period of one year after termination of his employment, he would be required to inform us of all patent applications filed by him or on his behalf. In addition, for a period of one year after the termination of his employment with us he will not:

•	provide services to any of our competitors within the continental United States similar to those provided to us during his employment with us;

•
solicit or attempt to solicit any of our employees, independent contractors or consultants to terminate his or her relationship with us in order to become an employee, independent contractor or consultant of another entity; or

•	solicit or attempt to solicit any of our customers with whom Mr. Crawford had contact as a result of his employment with us.

These two Employment Agreements with Mr. Roberson and Mr. Crawford have an effective date of July 1, 2009, and, except for the executive’s respective duties, have substantially similar terms.  Copies of them will be filed with the next Quarterly Report on Form 10-Q pursuant to Item 601 of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POKERTEK, INC.

Date: July 17, 2009	By:	/s/ Mark D. Roberson
Mark D. Roberson, Acting Chief Executive Officer and Chief Financial Officer